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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
BB&T Financial Corporation


We consent to the use of our report dated January 19, 1994, except as to note 2 which is as of June 30, 1994, included in BB&T Financial Corporation's Current Report on Form 8-K dated August 31, 1994, which restates portions of the Company's Annual Report on Form 10-K for the year ended December 31, 1993 to give effect to the acquisition of L.S.B. Bancshares, Inc. ("L.S.B.") in 1994 which has been accounted for under the pooling-of-interests method, incorporated by reference in the Form S-4 Registration Statement and to the reference to our firm under the heading "Experts" in the related Proxy Statement/Prospectus related to the acquisition of Commerce Bank.

We also consent to the use of our report dated January 19, 1994 included in BB&T Financial Corporation's Annual Report on Form 10-K for the year ended
December 31, 1993, incorporated by reference in the Form S-4 Registration Statement. Such financial statements were restated subsequent to the Company's Annual Report on Form 10-K in the Company's Current Report on Form 8-K dated August 31, 1994 to give effect to the LSB acquisition occurring in 1994 and accounted for under the pooling-of-interests method.



                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                KPMG Peat Marwick LLP


Raleigh, North Carolina
November 7, 1994